Exhibit 99.1

News Release

EDITORIAL CONTACT:	INVESTOR CONTACT:
Dave Kroll	Mike Haase
(408) 749-3310	(408) 749-3124
dave.kroll@amd.com	mike.haase@amd.com

Ruth Cotter
(408) 749-3887
ruth.cotter@amd.com

AMD REPORTS FIRST QUARTER RESULTS

– First Quarter EPS of $0.38 Driven by Record Sales of

AMD Opteron™ Processors and Record Gross Margin –

SUNNYVALE, Calif. — April 12, 2006 — AMD (NYSE: AMD) today reported sales of $1.33 billion, operating income of $259 million, and net income of $185 million, or $0.38 per share for the quarter ended March 26, 2006. These results include a stock-based compensation expense of $15 million due to the implementation of SFAS 123(R) and an expense of $20 million associated with the partial redemption of senior notes.

In the first quarter of 2005, excluding the Memory Products segment1, AMD reported sales of $780 million and operating income of $64 million. In the fourth quarter of 2005, AMD reported sales of $1.35 billion and operating income of $268 million.

				Change
	Q1-06	Q4-05	Q1-05	Q1-06 vs Q4-05	Q1-06 vs Q1-05
Net Sales (billions)	$1.33	$1.35	$0.78	(1.5)%	70.5%
Operating Income (millions)	$259	$268	$64	(3.4)%	304.7%
Gross Margin (percent)	58.5%	57.3%	52.7%	1.2%	5.8%

“AMD had another great quarter,” said Robert J. Rivet, AMD’s chief financial officer. “Building on our positive momentum, we believe we once again gained dollar market share based on strong customer demand for AMD64 single and multi-core processors. We expanded our global customer base in the quarter, achieved record AMD Opteron processor sales, increased our average selling price (ASP), and realized year-over-year sales growth of 71 percent. Our manufacturing strategy execution was excellent and our technology transitions remain on track, with 65nm production shipments expected in the second half of 2006.

[1]	As a result of Spansion Inc.’s initial public offering (IPO) in December 2005, comparison of first quarter consolidated financial results to previous periods do not correlate directly. Therefore, all prior quarter comparisons in this release exclude the results of the Memory Products segment.

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“We also continued to execute against our plans to improve our balance sheet. We had a successful equity offering, reduced debt and lowered our debt-to-capital ratio to 12 percent2.”

First quarter gross margin increased to a record 58.5 percent, compared to 57.3 percent in the fourth quarter of 2005. The increase was largely due to product mix improvement, higher desktop and mobile ASPs, and manufacturing efficiencies. Operating income was $259 million in the first quarter, up from $64 million in the first quarter of 2005 and down slightly from $268 million in the fourth quarter of 2005.

Solid first quarter sales were driven by ASP improvements from the prior quarter and increasing customer adoption of AMD’s server, mobile and desktop offerings in the commercial segment. Record AMD Opteron processor sales were driven, in particular, by strong demand for dual-core processors for servers and workstations. Shipments of AMD Turion 64™ mobile processors also increased quarter-on-quarter. Geographically, processor sales were especially strong in Greater China, Latin America, Russia and South Asia.

ADDITIONAL HIGHLIGHTS

•	FORTUNE magazine ranked AMD as a Top 10 “Most Admired Company” for Innovation in 2005 and the leader in the category of innovation among semiconductor companies in 2005.

•	The AMD64 platform has earned more than 200 global industry awards. In the first quarter, AMD added 26 awards, including: 2005 Reader’s Choice Award for Best Processor Architecture from Tom’s Hardware for the AMD Athlon™ 64 X2 processor and Best Server Processor of 2005 from In-Stat MDR for the Dual-Core AMD Opteron processor.

•	More than 50 percent of the top 500 of the Forbes Global 2000 companies or their subsidiaries use AMD64 processor-based systems. Recent additions include China State Power, Continental AG, Enbridge, Inc., Fiat, Marathon Oil Corporation, Mitsubishi UFJ Financial Group, Mohawk Industries, Inc., New York Times Company and the Philadelphia Stock Exchange, amongst others.

[2]	Debt-to-Capital ratio is calculated as follows: Total Debt (Long-term debt and capital lease obligations including current portion) divided by Total Capital (Total Debt plus Minority Interest plus Total Stockholders Equity).

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•	As planned, Fab 36 commenced shipments of AMD64 processors at the end of March and the fab is already demonstrating mature yields.

•	Customers and partners worldwide continue to expand the depth and breadth of their AMD64 commercial product offerings.

•	HP, IBM and Sun Microsystems incorporated AMD’s newest AMD Dual-Core Opteron™ processors into their server offerings.

•	Lenovo and AMD broadened their global relationship with the worldwide launch of a new line of commercial client PCs from Lenovo. These new AMD64 offerings build on the considerable success AMD and Lenovo have shared in China during the past two years.

•	Supermicro Computer, Inc, Tyan Computer Corporation and Uniwide Technologies, Inc. joined AMD’s Validated Server Program (VSP) which ensures solution providers have direct access to qualified, reliable, stable and well-supported AMD64 server solutions.

•	The AMD Commercial Systems Channel Program now includes more than 20,000 channel sales and technical representatives worldwide.

•	AMD broadened its family of product offerings in the quarter, launching five Dual-Core AMD Opteron processors, two AMD Turion 64 processors, the AMD Athlon 64 FX-60 dual-core processor, and three AMD Sempron™ processors for mobile and desktop computing.

•	AMD’s standards-based and collaborative approach to technology development continued with the release of AMD’s open I/O virtualization technology specification through royalty-free licenses.

CURRENT OUTLOOK

AMD’s outlook statements are based on current expectations. The following statements are forward looking, and actual results could differ materially depending on market conditions.

AMD expects second quarter sales to be flat to slightly down seasonally from the first quarter of 2006. If achieved, this would approximate a 65 percent increase from comparable sales in the second quarter of 2005.

AMD TELECONFERENCE

AMD will hold a conference call for the financial community at 2:30 p.m. US PDT today to discuss first quarter financial results. AMD will provide a real-time

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audio broadcast of the teleconference on the Investor Relations page of its Web site at www.amd.com. The webcast will be available for 10 days after the conference call.

ABOUT AMD

Advanced Micro Devices (NYSE: AMD) is a leading global provider of innovative microprocessor solutions for computing, communications and consumer electronics markets. Founded in 1969, AMD is dedicated to delivering superior computing solutions based on customer needs that empower users worldwide. For more information visit www.amd.com.

CAUTIONARY STATEMENT

This release contains forward-looking statements concerning future periods of 2006, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from the company’s current expectations. Risks include the possibility that global business and economic conditions will worsen, resulting in lower than currently expected sales in the second quarter of 2006; that Intel Corporation’s pricing, marketing programs, product bundling, new product introductions or other activities targeting the company’s microprocessor business will prevent attainment of the company’s current microprocessor sales plans; that demand for computers and, in turn, demand for the company’s microprocessors will be lower than currently expected; that adoption of AMD64 products by OEMs will not continue to occur as expected; that the company may not achieve its current product and technology introduction schedules; that the company will not be able to raise sufficient capital to enable it to establish leading-edge capacity to maintain its market leadership positions; that the company will not be able to obtain sufficient manufacturing capacity or components to meet demand for its products; that solutions providers will not provide the infrastructure to support the company’s AMD64 technology in a timely fashion; and that unfavorable results of operation of Spansion will adversely impact the company’s results of operations.

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We urge investors to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the year ended December 25, 2005.

AMD, the AMD Arrow logo, AMD Athlon, AMD Opteron, AMD Sempron, AMD Turion, and combinations thereof are trademarks of Advanced Micro Devices, Inc. Spansion is a trademark of Spansion, Inc. Other names used are for identification purposes only and may be trademarks of their respective owners.

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Advanced Micro Devices, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Thousands except per share amounts)

	Quarter Ended
	Mar. 26, 2006	Dec. 25, 2005	Mar. 27, 2005
	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$1,332,158	$1,838,276	$1,226,628

Cost of sales (includes stock-based compensation expense under SFAS 123(R) of $1,789 for Q1 FY’06; $0 for Q4 FY’05 and $0 for Q1 FY’05)	553,340	986,148	807,449

Gross margin	778,818	852,128	419,179
Gross margin %	58.5%	46.4%	34.2%
Research and development (includes stock-based compensation expense under SFAS 123(R) of $4,094 for Q1 FY’06; $0 for Q4 FY’05 and $0 for Q1 FY’05)	264,176	329,301	253,122
Marketing, general and administrative (includes stock-based compensation expense under SFAS 123(R) of $9,162 for Q1 FY’06; $0 for Q4 FY’05 and $0 for Q1 FY’05)	256,042	317,111	211,714

Operating income (loss)	258,600	205,716	(45,657)

Interest income	28,162	13,562	6,885
Interest expense	(23,247)	(24,447)	(24,245)
Other income (expense), net	(19,128)	(13,117)	(2,911)

Income (loss) before minority interest, loss on dilution of equity interest in Spansion Inc., equity in net income (loss) of Spansion Inc. and income taxes	244,387	181,714	(65,928)
Minority interest of consolidated subsidiaries	(6,347)	19,166	46,853
Loss on dilution of equity interest in Spansion Inc.	—	(109,681)	—
Equity in net income (loss) of Spansion Inc.	(18,243)	3,105	—
Provision (benefit) for income taxes	35,273	(1,284)	(1,652)

Net income (loss)	$184,524	$95,588	$(17,423)

Net income (loss) per common share

Basic	$0.40	$0.23	$(0.04)
Diluted	$0.38	$0.21	$(0.04)

Shares used in per share calculation

Basic	464,080	412,498	393,077
Diluted	495,326	452,323	393,077

Advanced Micro Devices, Inc.

CONSOLIDATED BALANCE SHEETS

(Thousands)

	Mar. 26, 2006	Dec. 25, 2005*
	(Unaudited)
Assets

Current assets:
Cash, cash equivalents and short-term investments	$2,632,663	$1,794,766
Accounts receivable, net	819,963	805,531
Inventories	337,216	388,631
Prepaid expenses and other current assets	322,031	477,302
Deferred income taxes	104,980	92,606

Total current assets	4,216,853	3,558,836
Property, plant and equipment, net	2,874,887	2,701,000
Net investment in Spansion Inc.	700,329	721,342
Other assets	259,976	306,601

Total Assets	$8,052,045	$7,287,779

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	847,180	855,834
Accrued compensation and benefits	258,791	226,874
Accrued liabilities	384,345	388,998
Restructuring accruals	18,615	18,615
Income taxes payable	33,871	3,326
Deferred income on shipments to distributors	194,940	141,898
Current portion of long-term debt and capital lease obligations	42,408	43,224
Other current liabilities	168,374	143,192

Total current liabilities	1,948,524	1,821,961

Deferred income taxes	104,980	92,606
Long-term debt and capital lease obligations	615,874	1,327,065
Other long-term liabilities	428,074	459,322
Minority interest in consolidated subsidiaries	244,672	234,988

Stockholders’ equity:
Capital stock:
Common stock, par value	4,832	4,355
Capital in excess of par value	3,869,620	2,710,168
Retained earnings	658,262	473,678
Accumulated other comprehensive income	177,207	163,636

Total stockholders’ equity	4,709,921	3,351,837

Total Liabilities and Stockholders’ Equity	$8,052,045	$7,287,779

*	Derived from the December 25, 2005 audited financial statements of Advanced Micro Devices, Inc.

Advanced Micro Devices, Inc.

SELECTED CORPORATE DATA

(Unaudited)

(Millions except headcount and percentages)

	Quarter Ended
Segment Information (6)	Mar. 26, 2006	Dec. 25, 2005	Mar. 27, 2005
Computation Products (2)
Net sales	$1,299	$1,307	$750
Operating income	284	287	82

Embedded Products (3)
Net sales	38	41	30
Operating loss	(11)	(15)	(14)

All Other (4)
Net sales	(5)	3	0
Operating loss	(14)	(4)	(4)

Subtotal (excluding Memory Products segment)
Net sales	1,332	1,351	780
Operating income	259	268	64

Memory Products (5)
Net sales	—	487	447
Operating loss	—	(62)	(110)

Total AMD
Net sales	1,332	1,838	1,227
Operating income (loss)	259	206	(46)

Other Data (AMD excluding Memory Products segment)

Gross margin %	58.5%	57.3%	52.7%
Research and development expenses	$264	$256	$183
Marketing, general and administrative expenses	$256	$250	$163
Depreciation & amortization	$174	$153	$187
Capital additions	$310	$250	$450
Headcount	10,246	9,860	8,615
International sales %	69.5%	70.0%	70.4%

EBITDA (1)	$417	$396	$338

(1)	RECONCILIATION OF NET INCOME (LOSS) TO EBITDA*

Net income (loss)	$185	$96	$(17)
Depreciation and amortization	174	277	333
Interest expense	23	24	24
Provision (benefit) for income taxes	35	(1)	(2)

EBITDA	$417	$396	$338

*	Starting Q106, the Company defines EBITDA as net income (loss) adjusted for interest expense, tax, depreciation and amortization. Prior period information has been restated to conform to current period presentation.

(2)	Computation Products segment includes PC processors and Chipsets.
(3)	Embedded Products segment, formerly known as Personal Connectivity Solution Products, includes Embedded Processors and Products for global commercial and consumer markets.
(4)	The All Other category includes certain operating expenses and credits that are not allocated to the operating segments and, starting Q305, includes Personal Internet Communicator (PIC) products.
(5)	Memory Products segment includes Flash memory products of AMD and Spansion. For Q405, the results of the Memory Products segment are included only through December 20, 2005. From December 21, 2005, the date which Spansion Inc. closed its IPO, through December 25, 2005, in Q405 and for Q106, AMD used the equity method of accounting to reflect its proportionate share of Spansion’s net income (loss).
(6)	Starting Q405, the Company has allocated bonus and profit sharing expenses to the segments. Prior period information has been restated to conform to current period presentation.

Advanced Micro Devices, Inc.

RECONCILIATION OF NON GAAP PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS TO GAAP CONSOLIDATED STATEMENT OF OPERATIONS FOR THE QUARTER ENDED DECEMBER 25, 2005 (Note A)

COMPARED TO GAAP CONSOLIDATED STATEMENT OF OPERATIONS FOR THE QUARTER ENDED MARCH 26, 2006

(Thousands except per share amounts)

	Quarter Ended							Quarter Ended
	Dec. 25, 2005 (Unaudited) (GAAP)	Reconciliation Adjustments		Dec. 25, 2005 (pro-forma non-GAAP) (Note B)	Reconciliation Adjustments		Dec. 25, 2005 (pro-forma non-GAAP) (Note C)	Mar. 26, 2006 (Unaudited) (GAAP)
Net sales	$1,838,276	$—		$1,838,276	$(487,200	)(2)	$1,351,076	$1,332,158
Cost of sales	986,148	—		986,148	(409,000	)(2)	577,148	553,340

Gross margin	852,128			852,128			773,928	778,818
Gross margin %	46.4%			46.4%			57.3%	58.5%
Research and development	329,301	—		329,301	(73,000	)(2)	256,301	264,176
Marketing, general and administrative	317,111	—		317,111	(67,600	)(2)	249,511	256,042

Operating income	205,716			205,716			268,116	258,600

Interest income	13,562	—		13,562	(664	)(3)	12,898	28,162
Interest expense	(24,447)	—		(24,447)	5,185	(3)	(19,262)	(23,247)
Other income (expense), net	(13,117)	—		(13,117)	—		(13,117)	(19,128)

Income before minority interest, loss on dilution of equity interest in Spansion Inc., equity in net income (loss) of Spansion Inc., net impact of Memory Products segment and Spansion IPO and income taxes	181,714	—		181,714	—		248,635	244,387
Minority interest of consolidated subsidiaries	19,166	—		19,166	(24,698	)(4)	(5,532)	(6,347)
Loss on dilution of equity interest in Spansion Inc.	(109,681)	109,681	(1)	—	—		—	—
Equity in net income (loss) of Spansion Inc.	3,105	—		3,105	(3,105	)(5)	—	(18,243)
Net impact of Memory Products segment and Spansion IPO	—	—		—	(39,109	)(7)	(39,109)	—
Provision (benefit) for income taxes	(1,284)	—		(1,284)	9	(6)	(1,275)	35,273

Net income	$95,588			$205,269			$205,269	$184,524

Net income per common share

Basic	$0.23			$0.50			$0.50	$0.40
Diluted	$0.21			$0.45			$0.45	$0.38
Shares used in per share calculation

Basic	412,498			412,498			412,498	464,080
Diluted	452,323			473,709			473,709	495,326

Note A:	As a result of Spansion Inc.’s initial public offering (IPO) closing on December 21, 2005, AMD’s financial results of operations for the quarter ended December 25, 2005, include Spansion’s financial results of operations as a consolidated subsidiary only through December 20, 2005. AMD has provided a non-GAAP statement of operations for the fourth quarter of 2005 that excludes Spansion and the Memory Products segment results of operations to allow a comparison to the GAAP statement of operations for the quarter ended March 26, 2006. Management believes this presentation will aid investors by presenting the company’s current and historical results in a form that will be more consistent with the presentation of future operating results.
Note B:	Non-GAAP pro-forma consolidated statement of operations with adjustment for loss on dilution of equity interest in Spansion Inc. For details see note (1) below.
Note C:	Non-GAAP pro-forma consolidated statement of operations with adjustments for loss on dilution of equity interest in Spansion Inc. and the exclusion of the Memory Products segment and Spansion results for the quarter ended December 25, 2005. For details see notes (2) through (7) below.

Notes to the Reconciliation Adjustments:

(1)	Excludes the non-cash loss on disposition of the Company’s ownership interest in Spansion from 60 percent to 37.9 percent as a result of Spansion’s initial public offering.
(2)	Excludes the Memory Products segment results and reclassifies them to “Net impact of Memory Products segment and Spansion IPO”.
(3)	Excludes Spansion’s results and reclassifies them to “Net impact of Memory Products segment and Spansion IPO”.
(4)	Excludes Fujitsu’s 40% minority interest share in AMD’s earnings relating to Spansion up to December 20, 2005 and reclassifies it to “Net impact of Memory Products segment and Spansion IPO”.
(5)	Excludes AMD’s 37.9% equity income share of Spansion’s net income from December 21, 2005 to December 25, 2005 and reclassifies it to “Net impact of Memory Products segment and Spansion IPO”
(6)	Excludes Spansion’s results and reclassifies them to “Net impact of Memory Products segment and Spansion IPO”.
(7)	Net impact of all adjustments from (2) to (6) above.